UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2011

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company.  Information contained herein relating to any individual company is furnished by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2011, South Carolina Electric & Gas Company (SCE&G), for itself and as agent for South Carolina Public Service Authority (Santee Cooper), and Westinghouse Electric Company LLC (Westinghouse) entered into a fuel alliance agreement and contracts for fuel fabrication and related services.  Under this alliance arrangement and related contracts, Westinghouse will supply enriched nuclear fuel assemblies for VC Summer Nuclear Station Units 1, 2 and 3.  Westinghouse will be SCE&G’s exclusive provider of such fuel assemblies on a cost-plus basis.  The fuel assemblies to be delivered under the contracts are expected to supply the nuclear fuel requirements of Units 1, 2 and 3 through the year 2033.  SCE&G is dependent upon Westinghouse for providing fuel assemblies for the new AP1000 passive reactors in Units 2 and 3 in the current and anticipated absence of other commercially viable sources.  Westinghouse currently provides maintenance and engineering support to Unit 1 under a services alliance arrangement, and SCE&G has also contracted for Westinghouse to provide similar support services to Units 2 and 3 upon their completion and commencement of commercial operation in 2016 and 2019, respectively.  As previously disclosed, Westinghouse and Stone & Webster, Inc. (a consortium) are also constructing Units 2 and 3 under the terms of an Engineering, Procurement and Construction contract dated May 23, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

January 28, 2011	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller